EXHIBIT 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) UNDER SECURITIES EXCHANGE ACT OF 1934

I, Allen J. Campbell, certify that:

1.	I have reviewed this amended annual report on Form 10-K/A of Verso Paper Holdings LLC; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2016

/s/ Allen J. Campbell
Allen J. Campbell Senior Vice President and Chief Financial Officer